UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DB COMMODITY INDEX TRACKING FUND

(Registrant)

DB COMMODITY INDEX TRACKING MASTER FUND

(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)

Delaware	32-6042243 (Registrant) 30-0317551 (Co-Registrant)
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o DB Commodity Services LLC 60 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units of Beneficial Interest	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-125325 and 333-125325-01 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered.

The description of securities to be registered contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-125325 and 333-125325-01) is incorporated by reference into this registration statement.

Item 2.    Exhibits.

The information required by this item is incorporated by reference to the exhibits to the registration statements previously filed as follows:

Exhibit Number	Description of Document

4.1	Amended and Restated Declaration of Trust and Trust Agreement of the Registrant***

4.2	Amended and Restated Declaration of Trust and Trust Agreement of the Co-Registrant****

4.3	Form of Participant Agreement**

4.4	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)*****

10.1	Form of Escrow Agreement****

10.2	Form of Customer Agreement between DB Commodity Index Tracking Master Fund and Deutsche Bank Securities Inc.*

* Previously filed as an exhibit to Pre-Effective Amendment No. 2 to Form S-1 on August 5, 2005 and incorporated herein by reference.

** Previously filed as an exhibit to Pre-Effective Amendment No. 3 to Form S-1 on September 13, 2005 and incorporated herein by reference.

*** Previously filed as an exhibit to Pre-Effective Amendment No. 4 to Form S-1 on October 26, 2005 and incorporated herein by reference.

**** Previously filed as an exhibit to Pre-Effective Amendment No. 5 to Form S-1 on December 21, 2005 and incorporated herein by reference.

***** Previously filed as an exhibit to Pre-Effective Amendment No. 6 to Form S-1 on January 12, 2006 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The County of New York in the State of New York on the 17th day of January, 2006.

DB Commodity Index Tracking Fund

By:	DB Commodity Services LLC, its Managing Owner

By:	/S/ KEVIN RICH
	Name:	Kevin Rich
	Title:	Director and Chief Executive Officer

By:	/s/ NOAM BERK
	Name:	Noam Berk
	Title:	Director and Treasurer

DB Commodity Index Tracking Master Fund

By:	DB Commodity Services LLC, its Managing Owner

By:	/S/ KEVIN RICH
	Name:	Kevin Rich
	Title:	Director and Chief Executive Officer

By:	/s/ NOAM BERK
	Name:	Noam Berk
	Title:	Director and Treasurer